As filed with the Securities and Exchange Commission on June 18, 2014

Registration No. 333-194018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Post-Effective

Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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RCS CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 14th Floor, 405 Park Avenue New York, New York	38-3894716 (I.R.S. Employer Identification No.) 10022
(Address of Principal Executive Offices)	(Zip Code)

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RCS Capital Corporation Equity Plan

(Full Title of the Plans)

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Nicholas S. Schorsch Executive Chairman of the Board of Directors RCS Capital Corporation 14th Floor, 405 Park Avenue New York, New York 10022 (Name and Address of Agent for Service) (866) 904-2988
(Telephone Number, Including Area Code, of Agent For Service)
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Copies to:

Peter M. Fass James P. Gerkis Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000	James A. Tanaka General Counsel RCS Capital 405 Park Ave., 14th Floor New York, New York 10022 (866) 904-2988

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to RCS Capital Corporation’s Registration Statement on Form S-8 (File No. 333-194018) (the “Registration Statement”) is being filed solely for the purpose of including consents of auditors to the incorporation by reference of their reports related to the financial statements contained the definitive Information Statement on Schedule 14C filed by RCS Capital Corporation with the Securities and Exchange Commission on June 11, 2014 and incorporated by reference in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 18, 2014.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2014
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Executive Chairman of the Board of Directors	June 18, 2014
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	June 18, 2014
/s/ Peter M. Budko Peter M. Budko	Chief Investment Officer and Director	June 18, 2014
/s/ Brian D. Jones Brian D. Jones	Chief Financial Officer and Assistant Secretary (Principal Financial Officer	June 18, 2014
/s/ Brian S. Block Brian S. Block	Director	June 18, 2014
* Mark Auerbach	Director	June 18, 2014
* Jeffrey J. Brown	Director	June 18, 2014
* C. Thomas McMillen	Director	June 18, 2014
* Howell D. Wood	Director	June 18, 2014
*By:	/s/ William M. Kahane William M. Kahane Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 17, 2014).

3.2	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 7, 2014).

3.3

Certificate of Designation for the 7.0% Series A Convertible Preferred Stock, filed April 29, 2014 (Incorporated by reference to Exhibit 3.1 the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2014).

4.1

Form of Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-186819) filed with the Commission on May 21, 2013).

4.2

Indenture, dated as of April 29, 2014, by and between RCS Capital Corporation and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.1 the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2014).

4.3

First Supplemental Indenture, dated as of May 5, 2014, to the Indenture, dated as of April 29, 2014, by and between RCS Capital Corporation and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-193925) filed with the Commission on May 6, 2014).

5.1	Opinion of Proskauer Rose LLP*

10.1	RCS Capital Corporation Equity Plan*

10.2	First Amendment to RCS Capital Corporation Equity Plan*

23.1	Consent of WeiserMazars LLP with respect to RCS Capital Corporation (filed herewith).

23.2	Consent of BDO USA, LLP with respect to First Allied Holdings Inc. (filed herewith).

23.3	Consent of BDO USA, LLP with respect to Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries (filed herewith).

23.4	Consent of Moore Stephens Lovelace, P.A. with respect to Summit Financial Services Group, Inc. (filed herewith).

23.5	Consent of KPMG LLP with respect to Legend Group Holdings, LLC (filed herewith).

23.6	Consent of Deloitte & Touche LLP with respect to Cetera Financial Holdings, Inc. and Subsidiaries (filed herewith).

23.7	Consent of Deloitte & Touche LLP with respect to Tower Square Securities, Inc. (filed herewith).

23.8	Consent of Deloitte & Touche LLP with respect to Walnut Street Securities, Inc. (filed herewith).

23.9	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*
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*	Previously filed.